Globus Medical Announces Board of Director Addition and Departure

AUDUBON, PA, December 13, 2019: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal solutions company, today announced the appointment of Robert Douglas to the Company’s Board of Directors, and the departure of Board member Kurt Wheeler, effective December 11, 2019.   Mr. Wheeler has assumed a role that precludes him from serving on public company Boards.

Mr. Douglas has nearly thirty years of experience in medical device technology, with particular expertise in digital health.  Currently Mr. Douglas serves as the President and Chief Operating Officer in the Office of the CEO for ResMed, Inc. (NYSE:RMD, ASX:RMD), a medical device and software applications company specializing in cloud-connected devices that diagnose, treat and manage respiratory disorders and improve care in out-of-hospital settings.  Mr. Douglas has been a leader at ResMed for over 18 years and has extensive experience managing large international markets.  “Rob’s knowledge of the digital health industry and global markets is well suited to support Globus’ mission and our continued expansion in medical device technology”, said Dave Demski, CEO.

Mr. Douglas will replace Kurt Wheeler who departed the Globus Board of Directors this week.  Mr. Wheeler has served on the Company’s Board since July 2007.  “Kurt has been our Lead Director and an invaluable member of our Board for over twelve years.  His leadership, industry knowledge and trusted advice have contributed to the success of Globus for many years, and we wish him well in his future endeavors”, said David Paul, Executive Chairman.

About Globus Medical, Inc.

Based in Audubon, Pennsylvania, Globus Medical, Inc. was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders. Additional information can be accessed at www.globusmedical.com.

Safe Harbor Statements

All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms.  These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends.  Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted.  These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to successfully integrate the international operations acquired from Alphatec, both in general and on our anticipated timeline, our ability to transition Alphatec’s international customers to Globus products, our ability to realize the expected benefits to our results from the Alphatec acquisition, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks.  For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission.  These documents are available at www.sec.gov.  Moreover, we operate in an evolving environment.  New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.  Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements.  Forward-looking statements contained in this press release speak only as of the date of this press release.  We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:

Brian Kearns

Senior Vice President, Business Development and Investor Relations

Phone: (610) 930-1800

Email:     investors@globusmedical.com

www.globusmedical.com